Exhibit 99.1

THE MARCUS CORPORATION REPORTS THIRD QUARTER FISCAL 2020 RESULTS; REAFFIRMS STRONG BALANCE SHEET AND LIQUIDITY

Milwaukee, November 3, 2020 … The Marcus Corporation (NYSE: MCS) today reported results for the third quarter of fiscal 2020 ended September 24, 2020 and reaffirmed its strong balance sheet and liquidity position.

Balance Sheet and Liquidity

Maintaining a strong balance sheet has been a core philosophy throughout the 85-year history of The Marcus Corporation. As a result, the company believes it entered the global COVID-19 crisis from a position of strength. Despite theatres being closed during most of the third quarter of fiscal 2020 and the majority of hotels opened but operating at significantly reduced occupancies, the company’s net-debt-to-capitalization ratio (debt, net of cash) was 35% as of September 24, 2020.

On April 29, 2020, The Marcus Corporation entered into an amendment to its credit agreement, which included a new $90.8 million term loan. On September 22, 2020, the company extended the maturity date of the term loan and received an additional $78.6 million of net proceeds from the issuance of Convertible Senior Notes due 2025 (net of estimated fees and expenses related to the offering and the cost of capped call transactions that significantly reduce potential future dilution). As a result, the company has extended its debt maturities and enhanced its liquidity, which as of September 24, 2020 included $218.2 million in cash and revolving credit availability. Subsequent to the end of the third quarter, the company also received income tax refunds for prior years and has continued to seek additional state and federal governmental support where available in order to further reinforce its liquidity position.

“These are challenging times, yet we expect both of our businesses will begin returning to more normal conditions once the pandemic is under control. The actions we have taken and continue to take to further fortify our balance sheet and reinforce our liquidity provide us with the financial flexibility to sustain operations throughout fiscal 2021, even if our properties continue to generate significantly reduced revenues or have to reclose due to the effects of the COVID-19 pandemic,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation. “It is also important to note our significant real estate ownership. In addition to our owned hotels, we own the underlying real estate for the majority of our theatres. We believe this remains a significant advantage for us relative to our peers as it keeps our monthly fixed lease payments low and provides significant underlying credit support for our balance sheet. We also own surplus real estate that may be monetized in future periods if opportunities arise.”

Third Quarter Fiscal 2020 Highlights

•	Total revenues for the third quarter of fiscal 2020 were $33,591,000, compared to total revenues of $211,462,000 for the third quarter of fiscal 2019.

•	Operating loss was $47,987,000 for the third quarter of fiscal 2020, compared to operating income of $22,387,000 for the prior year quarter.

•	Net loss attributable to The Marcus Corporation was $39,440,000 for the third quarter of fiscal 2020, compared to net earnings attributable to The Marcus Corporation of $14,289,000 for the same period in fiscal 2019.

•	Net loss per diluted common share attributable to The Marcus Corporation was $1.30 for the third quarter of fiscal 2020, compared to net earnings per diluted common share attributable to The Marcus Corporation of $0.46 for the third quarter of fiscal 2019.

•	Adjusted net loss attributable to The Marcus Corporation was $36,992,000 for the third quarter of fiscal 2020, compared to Adjusted net earnings attributable to The Marcus Corporation of $15,531,000 for the third quarter of fiscal 2019.

•	Adjusted net loss per diluted common share attributable to The Marcus Corporation was $1.22 for the third quarter of fiscal 2020, compared to Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $0.50 for the prior year quarter.

•	Adjusted EBITDA was a loss of $25,808,000 for the third quarter of fiscal 2020, compared to Adjusted EBITDA of $44,161,000 for the comparable prior year period.

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•	Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the impact of a nonrecurring income tax adjustment and certain nonrecurring property closure expenses, reopening expenses and impairment charges during the third quarter of fiscal 2020, as well as certain nonrecurring acquisition and preopening expenses related to the Movie Tavern acquisition and certain nonrecurring preopening expenses and initial startup losses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate® – The Arts Hotel, during the third quarter of fiscal 2019.

First Three Quarters Fiscal 2020 Highlights

•	Total revenues for the first three quarters of fiscal 2020 were $200,984,000, compared to total revenues of $614,001,000 for the first three quarters of fiscal 2019.

•	Operating loss was $123,249,000 for the first three quarters of fiscal 2020, compared to operating income of $54,812,000 for the first three quarters of fiscal 2019.

•	Net loss attributable to The Marcus Corporation was $85,821,000 for the first three quarters of fiscal 2020, compared to net earnings attributable to The Marcus Corporation of $34,215,000 for the first three quarters of fiscal 2019.

•	Net loss per diluted common share attributable to The Marcus Corporation was $2.84 for the first three quarters of fiscal 2020, compared to net earnings per diluted common share attributable to The Marcus Corporation of $1.10 for the first three quarters of fiscal 2019.

•	Adjusted net loss attributable to The Marcus Corporation was $88,688,000 for the first three quarters of fiscal 2020, compared to Adjusted net earnings attributable to The Marcus Corporation of $39,809,000 for the first three quarters of fiscal 2019.

•	Adjusted net loss per diluted common share attributable to The Marcus Corporation was $2.93 for the first three quarters of fiscal 2020, compared to Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $1.28 for the first three quarters of fiscal 2019.

•	Adjusted EBITDA was a loss of $43,804,000 for the first three quarters of fiscal 2020, compared to Adjusted EBITDA of $118,460,000 for the first three quarters of fiscal 2019.

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•	Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the impact of a favorable income tax adjustment and certain nonrecurring property closure expenses, reopening expenses and impairment charges during the first three quarters of fiscal 2020, as well as certain nonrecurring acquisition and preopening expenses related to the Movie Tavern acquisition and certain nonrecurring preopening expenses and initial startup losses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate® – The Arts Hotel, during the first three quarters of fiscal 2019.

“While the COVID-19 pandemic is truly unprecedented, we believe we remain well-positioned to continue weathering this crisis,” said Marcus. “Over the years, our growth and success has been built on our founding principles of maintaining a strong financial position, owning and maintaining our real estate assets, focusing on quality and value, and managing for the long term. Those principles have served us well during times of growth and prosperity and continue to serve us during times of challenge. I remain grateful to our talented and committed team who continue to lead through these times with grace, grit and an unwavering commitment to each other, our guests and the communities we serve.”

Marcus Theatres®

Marcus Theatres initially reopened 80% of theatres as of August 28, 2020 in time for the release of the quarter’s highest grossing films: “Tenet,” “The New Mutants,” and “Unhinged.” Marcus Theatres surveyed its first loyalty members back and more than 96% indicated it was a comfortable and safe experience. Moviegoers continued to enjoy food and beverage experiences, as average concession revenues per person increased compared to the third quarter of fiscal 2019.

As the film product release schedule continued to change, Marcus Theatres temporarily closed 17 previously reopened theatres in early October due to the lack of new film releases. The company subsequently reopened four theatres with 66% of the total circuit open as of the date of this release, with the remainder ready to reopen as soon as market conditions allow.

“The major film studios have been cautiously awaiting the reopening of major movie markets before releasing new movies,” said Rolando Rodriguez, chairman, president and chief executive officer of Marcus Theatres. “We are encouraged by the recent news that theatres can reopen in portions of New York State, a significant market for the film industry and home to our Movie Tavern Syracuse Cinema. We are also encouraged by the increases in our theatre attendance during the past two weeks as we have been able to offer guests a greater number and variety of films. Our hope is that these are steps in the right direction as we head into the traditionally popular holiday season.”

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As of the date of this release, several films are scheduled to be released during the remaining months of the year that have the potential to generate box office interest, including “The Croods 2,” “Free Guy,” “Death on the Nile,” “Wonder Woman 1984,” and “News of the World.”

“Thanks to our comprehensive safety protocols and advanced technology, moviegoers are already enjoying the big screen with confidence,” said Rodriguez. “As more films are released, we look forward to welcoming more guests back to seeing movies the way they are meant to be seen.”

Marcus® Hotels & Resorts

During the quarter, Marcus Hotels & Resorts reopened three additional company-owned hotels. Saint Kate - The Arts Hotel will reopen on November 5, 2020, at which point all eight of the company-owned hotels will have reopened. Nine out of 10 managed hotels and other properties have also reopened, along with the majority of the company’s restaurants and bars.

Current demand continues to be largely driven by the “drive-to-leisure” market. While group pace for fiscal 2021 is behind the comparable period last year, a large portion of that decline can be attributed to one-time event bookings in anticipation of Milwaukee hosting the Democratic National Convention in 2020. Many cancelled group bookings due to COVID-19 are rebooking for future dates, including the rescheduled Ryder Cup in September 2021. While banquet and catering revenue pace for fiscal 2021 is also behind the comparable period last year, wedding bookings are increasing.

“Our properties are uniquely positioned in their respective markets to continue capturing demand as travel recovers and groups begin to plan for future events,” said Michael Evans, president of Marcus Hotels & Resorts. “We are enjoying welcoming our guests back to our hotels, resorts and restaurants and remain committed as ever to making our guests’ ordinary days extraordinary.”

Four of the company’s owned or managed hotels were recently recognized by the coveted Condé Nast 2020 Readers Choice Awards. Saint Kate – The Arts Hotel in Milwaukee was voted the #6 Top Hotel in the Midwest, while The Pfister Hotel in Milwaukee was voted the #8 Top Hotel in the Midwest. The Grand Geneva Resort & Spa in Lake Geneva, Wis. was voted the #20 Top Resort in the Midwest and West, and The Garland was voted the #14 Top Hotel in Los Angeles.

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Conference Call and Webcast

The Marcus Corporation management will hold a conference call today, Tuesday, November 3, 2020, at 10:00 a.m. Central/11:00 a.m. Eastern time. Interested parties may listen to the call live on the internet through the investor relations section of the company’s website: www.marcuscorp.com or by dialing 1-574-990-3059 and entering the passcode 5593304.

A telephone replay of the conference call will be available through Tuesday, November 10, 2020, by dialing 1-855-859-2056 and entering passcode 5593304. The webcast will be archived on the company’s website until its next earnings release.

Non-GAAP Financial Measures

Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The company defines Adjusted net earnings (loss) attributable to The Marcus Corporation as net earnings (loss) attributable to The Marcus Corporation adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance and the tax effect related to those items. The company defines Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation as Adjusted net earnings (loss) attributable to The Marcus Corporation divided by diluted weighted average shares outstanding. The company defines Adjusted EBITDA as net earnings (loss) attributable to The Marcus Corporation before investment income or loss, interest expense, other expense, gain or loss on disposition of property, equipment and other assets, equity earnings or losses from unconsolidated joint ventures, net earnings or losses attributable to noncontrolling interests, income taxes and depreciation and amortization, adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance. Reconciliations of these measures to the equivalent measures under GAAP are set forth in the attached tables.

Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are key measures used by management and the company’s board of directors to assess the company’s financial performance and enterprise value. The company believes that Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of the company’s core operating performance and facilitate a comparison of the company’s core operating performance on a consistent basis from period to period. The company also uses Adjusted EBITDA as a basis to determine certain annual cash bonuses and long-term incentive awards, to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate industry competitors.

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Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are non-GAAP measures of the company’s financial performance and should not be considered as alternatives to net earnings (loss) or diluted earnings (loss) per share as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the company’s future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net earnings (loss) attributable to The Marcus Corporation and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management’s discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In evaluating Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, you should be aware that in the future the company will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, such as acquisition expenses, preopening expenses, accelerated depreciation, impairment charges and other adjustments. The company’s presentation of Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA should not be construed to imply that the company’s future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net earnings (loss), Adjusted diluted earnings (loss) per share and Adjusted EBITDA differ among companies in our industries, and therefore Adjusted net earnings (loss), Adjusted diluted earnings (loss) per share and Adjusted EBITDA disclosed by the company may not be comparable to the measures disclosed by other companies.

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About The Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or operates 1,110 screens at 91 locations in 17 states under the Marcus Theatres, Movie Tavern® by Marcus and BistroPlex® brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 18 hotels, resorts and other properties in eight states.  For more information, please visit the company’s website at www.marcuscorp.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the adverse effects of the COVID-19 pandemic on our theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness; (2) the duration of the COVID-19 pandemic and related government restrictions and social distancing requirements and the level of customer demand following the relaxation of such requirements; (3) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division (particularly following the COVID-19 pandemic, during which the production of new movie content has essentially ceased and release dates for motion pictures have been postponed), as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (4) the effects of adverse economic conditions in our markets, including but not limited to, those caused by the COVID-19 pandemic; (5) the effects of adverse economic conditions, including but not limited to, those caused by the COVID-19 pandemic, on our ability to obtain financing on reasonable and acceptable terms, if at all; (6) the effects on our occupancy and room rates caused by the COVID-19 pandemic and the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets once hotels and resorts have more fully reopened; (7) the effects of competitive conditions in our markets; (8) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (9) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our business; (10) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (11) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (12) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, other incidents of violence in public venues such as hotels and movie theatres or epidemics (such as the COVID-19 pandemic); (13) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; (14) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit; and (15) our ability to achieve the additional revenues and operating income that we anticipate from our additional week of operations in fiscal 2020. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, including developments related to the COVID-19 pandemic, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Our forward-looking statements are based upon our assumptions, which are based upon currently available information, including assumptions about our ability to manage difficulties associated with or related to the COVID-19 pandemic; the assumption that our theatre closures, hotel closures and restaurant closures are not expected to be permanent or to re-occur; the continued availability of our workforce; and the temporary and long-term effects of the COVID-19 pandemic on our business. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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THE MARCUS CORPORATION
Consolidated Statements of Earnings (Loss)
(Unaudited)
(in thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	Sept. 24,	Sept. 26,	Sept. 24,	Sept. 26,
	2020	2019	2020	2019
Revenues:
Theatre admissions	$3,118	$69,753	$58,667	$211,777
Rooms	9,772	34,185	27,618	81,317
Theatre concessions	3,243	57,051	50,277	172,126
Food and beverage	5,420	20,170	19,620	54,568
Other revenues	8,813	22,872	30,886	66,234
	30,366	204,031	187,068	586,022
Cost reimbursements	3,225	7,431	13,916	27,979
Total revenues	33,591	211,462	200,984	614,001

Costs and expenses:
Theatre operations	14,150	66,971	76,806	199,542
Rooms	4,611	10,829	16,132	30,173
Theatre concessions	2,592	21,471	25,634	63,789
Food and beverage	5,109	15,842	20,725	44,353
Advertising and marketing	1,981	6,653	8,446	17,664
Administrative	11,645	18,053	40,555	54,862
Depreciation and amortization	18,690	19,226	56,568	53,484
Rent	6,594	6,806	19,876	19,087
Property taxes	5,950	5,666	18,004	16,527
Other operating expenses	6,266	10,127	18,094	31,729
Impairment charges	765	-	9,477	-
Reimbursed costs	3,225	7,431	13,916	27,979
Total costs and expenses	81,578	189,075	324,233	559,189

Operating income (loss)	(47,987)	22,387	(123,249)	54,812

Other income (expense):
Investment income	66	187	207	835
Interest expense	(4,132)	(2,807)	(10,177)	(8,959)
Other expense	(590)	(481)	(1,771)	(1,441)
Loss on disposition of property, equipment and other assets	(251)	(129)	(299)	(269)
Equity losses from unconsolidated joint ventures	(1,054)	(84)	(1,539)	(252)
	(5,961)	(3,314)	(13,579)	(10,086)

Earnings (loss) before income taxes	(53,948)	19,073	(136,828)	44,726
Income taxes (benefit)	(14,508)	4,843	(50,984)	10,465
Net earnings (loss)	(39,440)	14,230	(85,844)	34,261
Net (earnings) loss attributable to noncontrolling interests	-	(59)	(23)	46
Net earnings (loss) attributable to The Marcus Corporation	$(39,440)	$14,289	$(85,821)	$34,215

Net earnings (loss) per common share attributable to
The Marcus Corporation - diluted	$(1.30)	$0.46	$(2.84)	$1.10

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THE MARCUS CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)		(Audited)
	September 24,		December 26,
	2020		2019

Assets:

Cash and cash equivalents	$8,244		$20,862
Restricted cash	8,509		4,756
Accounts receivable	6,907		29,465
Refundable income taxes	54,434	#	5,916
Assets held for sale	2,119		-
Other current assets	11,477		18,265
Property and equipment, net	877,702		923,254
Operating lease right-of-use assets	236,632		243,855
Other assets	110,398		112,813

Total Assets	$1,316,422		$1,359,186

Liabilities and Shareholders' Equity:

Accounts payable	$15,824		$49,370
Taxes other than income taxes	16,638		20,613
Other current liabilities	61,638		79,189
Short-term borrowings	89,932		-
Current portion of finance lease obligations	2,908		2,571
Current portion of operating lease obligations	20,646		13,335
Current maturities of long-term debt	12,927		9,910
Finance lease obligations	20,256		20,802
Operating lease obligations	231,552		232,111
Long-term debt	199,357		206,432
Deferred income taxes	46,838		48,262
Deferred compensation and other	58,938		55,133
Equity	538,968		621,458

Total Liabilities and Shareholders' Equity	$1,316,422		$1,359,186

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THE MARCUS CORPORATION
Business Segment Information
(Unaudited)
(In thousands)

	Theatres	Hotels/ Resorts	Corporate Items	Total
13 Weeks Ended September 24, 2020
Revenues	$7,354	$26,178	$59	$33,591
Operating income (loss)	(37,174)	(6,925)	(3,888)	(47,987)
Depreciation and amortization	13,353	5,210	127	18,690

13 Weeks Ended September 26, 2019
Revenues	$136,802	$74,572	$88	$211,462
Operating income (loss)	16,843	10,580	(5,036)	22,387
Depreciation and amortization	13,438	5,451	337	19,226

39 Weeks Ended September 24, 2020
Revenues	$118,414	$82,253	$317	$200,984
Operating income (loss)	(78,788)	(32,459)	(12,002)	(123,249)
Depreciation and amortization	40,245	15,955	368	56,568

39 Weeks Ended September 26, 2019
Revenues	$414,074	$199,604	$323	$614,001
Operating income (loss)	57,656	11,443	(14,287)	54,812
Depreciation and amortization	37,918	15,050	516	53,484

Corporate items include amounts not allocable to the business segments. Corporate revenues consist principally of rent and the corporate operating loss includes general corporate expenses. Corporate information technology costs and accounting shared services costs are allocated to the business segments based upon several factors, including actual usage and segment revenues.

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THE MARCUS CORPORATION

Reconciliation of Adjusted net earnings (loss) and Adjusted net earnings (loss) per diluted common share
(Unaudited)
(In thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	Sept. 24,	Sept. 26,	Sept. 24,	Sept. 26,
	2020	2019	2020	2019
Net earnings (loss) attributable to The Marcus Corporation	$(39,440)	$14,289	$(85,821)	$34,215
Add (deduct):
Adjustment to income taxes (a)	168		(17,420)
Acquisition/preopening expenses - theatres (b)	-	60	-	2,036
Preopening expenses - hotels (c)	-	1,620	-	5,534
Property closure/reopening expenses - theatres (d)	1,173		4,630
Property closure/reopening expenses - hotels (e)	443		5,484
Impairment charges (f)	765	-	9,477	-
Joint venture impairment charge (g)	811		811
Tax impact of adjustments to net earnings (h)	(912)	(438)	(5,849)	(1,976)
Adjusted net earnings (loss) attributable to The Marcus Corporation	$(36,992)	$15,531	$(88,688)	$39,809

Net earnings (loss) per diluted common share attributable to The Marcus Corporation	$(1.30)	$0.46	$(2.84)	$1.10
Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation	$(1.22)	$0.50	$(2.93)	$1.28

(a)	Reflects a nonrecurring adjustment to income taxes related to net operating loss carrybacks to a higher federal income tax rate year, made as a result of the CARES Act.

(b)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.

(c)	Preopening costs and initial startup losses incurred related to the conversion of the InterContinental Milwaukee into Saint Kate® - The Arts Hotel.
(d)	Reflects nonrecurring costs (primarily payroll) related to the required closure of all of the company's movie theatres due to the COVID-19 pandemic, plus subsequent nonrecurring costs related to reopening theatres.
(e)	Reflects nonrecurring costs (primarily payroll) related to the closure of the company's hotels and resorts due to reduced occupancy as a result of the COVID-19 pandemic, plus subsequent nonrecurring costs related to reopening hotels.
(f)	Impairment charges related to intangible assets (trade name) and several theatre locations.
(g)	Impairment charge related to an investment in a joint venture

(h)	Represents the tax effect related to adjustments (b), (c), (d), (e), (f), and (g) to net earnings, calculated using statutory tax rates of 28.7% for the fiscal 2020 periods and 26.1% for the fiscal 2019 periods.

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Reconciliation of Net earnings (loss) to Adjusted EBITDA
(Unaudited)
(In thousands)

	13 Weeks Ended		39 Weeks Ended
	Sept. 24,	Sept. 26,	Sept. 24,	Sept. 26,
	2020	2019	2020	2019
Net earnings (loss) attributable to The Marcus Corporation	$(39,440)	$14,289	$(85,821)	$34,215
Add (deduct):
Investment income	(66)	(187)	(207)	(835)
Interest expense	4,132	2,807	10,177	8,959
Other expense	590	481	1,771	1,441
Loss on disposition of property, equipment and other assets	251	129	299	269
Equity losses from unconsolidated joint ventures	1,054	84	1,539	252
Net earnings (loss) attributable to noncontrolling interests	-	(59)	(23)	46
Income tax expense (benefit)	(14,508)	4,843	(50,984)	10,465
Depreciation and amortization	18,690	19,226	56,568	53,484
Share-based compensation expenses (a)	1,108	868	3,286	2,594
Acquisition/preopening expenses - theatres (b)	-	60	-	2,036
Preopening expenses - hotels (c)	-	1,620	-	5,534
Property closure/reopening expenses - theatres (d)	1,173		4,630
Property closure/reopening expenses - hotels (e)	443		5,484
Impairment charges (f)	765	-	9,477	-
Adjusted EBITDA	$(25,808)	$44,161	$(43,804)	$118,460

(a)	Non-cash charges related to share-based compensation programs.
(b)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.
(c)	Preopening costs and initial startup losses incurred related to the conversion of the InterContinental Milwaukee into Saint Kate - The Arts Hotel.
(d)	Reflects nonrecurring costs (primarily payroll) related to the required closure of all of the company's movie theatres due to the COVID-19 pandemic, plus subsequent nonrecurring costs related to reopening theatres.
(e)	Reflects nonrecurring costs (primarily payroll) related to the closure of the company's hotels and resorts due to reduced occupancy as a result of the COVID-19 pandemic, plus subsequent nonrecurring costs related to reopening hotels.
(f)	Impairment charges related to intangible assets (trade name) and several theatre locations.

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